UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 25, 2018

GTT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35965	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7900 Tysons One Place

Suite 1450

McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 442-5500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

Item 3.02, below, is incorporated herein.

Item 3.02                                           Unregistered Sale of Equity Securities

On March 25, 2018 GTT Communications, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Aleph Tiger Investors LP (“Tiger LP”), pursuant to which Tiger LP agreed to purchase 3,948,449 shares of common stock of the Company (the “Purchased Shares”) for an aggregate purchase price of $175.0 million.  The proceeds from the sale of the Purchased Shares will be used by the Company to partially fund its previously announced acquisition of Interoute Communications Holdings S.A.(“Interoute”) from Emasan AG and Turbo Holdings Lux II Sarl (the “Acquisition”) and to pay related transaction expenses.  The Company will issue the shares at the closing of the Acquisition, and the issuance is subject to the substantially concurrent consummation of the Acquisition and certain other conditions.

The investors group in Tiger LP is led by affiliates of Aleph Capital Partners LLP (“Aleph”) and Crestview Partners (“Crestview”).  Aleph and Crestview are significant shareholders of Interoute.  The price per share to Tiger LP will be $44.3212, which is the same price per share used for purposes of establishing the conversion price of the Company’s previously announced Series A preferred stock financing.  Like the Purchased Shares, the proceeds of the Series A preferred stock will provide funds for the Company to finance, in part, the Acquisition.

The Purchased Shares will be restricted securities under the Securities Act of 1933, as amended, and will be issued in reliance on the exemption from registration under the Securities Act provided by Section 4(2) of the Securities Act.  Pursuant to an Investor Rights Agreement to be entered into among the Company and Tiger LP on the issue date, the holders of the Purchased Shares will be entitled to certain registration rights with respect to the Purchased Shares.

If the Acquisition is not consummated, the Securities Purchase Agreement will terminate, and the Company will not issue any of the Purchased Shares.

Cautionary Statement

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Securities Purchase Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The Securities Purchase Agreement has been included to provide investors with information regarding its terms.  It is not intended to provide any other factual information about the Company or Tiger LP.  The representations, warranties and covenants contained in the Securities Purchase Agreement (1) were made by the parties only for purposes of the Securities Purchase Agreement, (2) were made solely for the benefit of the parties to the Securities Purchase Agreement, (3) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Securities Purchase Agreement (such disclosures include information that has been included in public disclosures, as well as additional non-public information), (4) may have been made for the purposes of allocating contractual risk between the parties to the Securities Purchase Agreement instead of establishing these matters as facts and (5) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Accordingly, the Securities Purchase Agreement is included with this filing only to provide investors with information regarding the terms of the Securities Purchase Agreement, and not to provide investors with any other factual information regarding the Company, Tiger LP or their respective businesses.  Investors are not third party beneficiaries of the Securities Purchase Agreement and should not rely on the representations, warranties, covenants or agreements in the Securities Purchase Agreement or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Tiger LP or any of their respective subsidiaries or affiliates.  Additionally, the representations, warranties, covenants, agreements, conditions and other terms of the Securities Purchase Agreement may be subject to subsequent waiver or modification.  Moreover, information concerning the subject matter of the representations, warranties, covenants and agreements in the Securities Purchase Agreement may change after the date of the Securities Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01                                           Regulation FD Disclosure

Financing of the Acquisition

As a result of the Securities Purchase Agreement, the aggregate principal amount of the commitments in respect of the senior unsecured bridge loan facility (the “Bridge Facility”) under that certain commitment letter (the “Debt Commitment Letter”), dated February 23, 2018, by and among the Company and Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, KeyBank National Association, KeyBanc Capital Markets Inc., SunTrust Bank, SunTrust Robinson Humphrey, Inc., Goldman Sachs Bank USA, Goldman Sachs Lending Partners LLC, Morgan Stanley Senior Funding, Inc., Citizens Bank, National Association and ING Capital LLC (collectively, the “Commitment Parties”), are $575.0 million, pursuant to the terms of the Debt Commitment Letter. The debt financing for the Acquisition is currently expected to consist of (a) a new €640.0 million term loan B facility (the “EMEA Term Loan Facility”), (b) a new $1.3305 billion term loan B facility (the “US Term Loan Facility”), (c) a $200.0 million revolving credit facility, and (d) senior unsecured notes (the “Notes”) yielding gross proceeds of $575.0 million (or, if the offering of the Notes yielding at least $575.0 million of gross proceeds is not consummated prior to, or concurrently with, the Acquisition, the drawdown of the Bridge Facility).  The amounts of the Notes/Bridge Facility and/or US Term Loan Facility may be reduced if the Company elects to seek additional equity funding to finance the Acquisition.

The funding of the financing by the Commitment Parties is subject to a number of conditions, as discussed at Item 7.01 of our Form 8-K filed on February 27, 2018.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

The information in this Item 7.01 (1) is furnished pursuant to Item 7.01 and shall not be deemed “filed” for any purpose; and (2) shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, regardless of any general incorporation language in such filing.

Item 8.01                                           Other Events

On March 26, 2018, the Company issued a press release announcing the transactions contemplated by the Securities Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

10.1	Securities Purchase Agreement, dated as of March 25, 2018, by and between GTT Communications, Inc., a Delaware corporation, and Aleph Tiger Investors LP, a Guernsey limited partnership.

99.1	Press Release dated March 26, 2018.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 26, 2018	GTT COMMUNICATIONS, INC.

/s/ Chris McKee
Chris McKee
Secretary and General Counsel